UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 22, 2016, Vapor Corp. (“Vapor” or the “Company”) issued a press release announcing that the Units in the July 2015 offering will be separating on January 23, 2016 (with an effective date of January 25, 2016) (the “Separation Date”). On the Separation Date, each Unit will automatically separate into one-fourth of a share of Series A Convertible Preferred Stock and Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock may be converted into 10 shares of Vapor common stock by the holder by providing written notice to Vapor and its transfer agent by using the Convertible Preferred Stock Conversion Form filed as Exhibit 99.1 to this Form 8-K. Holders of Warrants may exercise the Warrants by contacting their broker and sending written notice to the Company. Please use the Warrant Exercise Notification Form filed as Exhibit 99.2 to this Form 8-K (in lieu of the exercise notice attached to the Warrant). All notifications and questions regarding the conversion of the Preferred Stock and exercise of the Warrants should be emailed to excashless@vpco.com.

Item 9.01 Financial Statements and Exhibits.

99.1 Convertible Preferred Stock Conversion Form

99.2 Warrant Exercise Notification Form

99.3 Press Release dated January 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: January 22, 2016	By:	/s/ Gina Hicks
	Name:	Gina Hicks
	Title:	Chief Financial Officer